UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2011

ALLIANCE BANKSHARES

CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-49976	46-0488111
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14200 Park Meadow Drive #200

Chantilly, Virginia 20151

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (703) 814-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Alliance Bankshares Corporation (“Bankshares”) held its 2011 Annual Meeting of Shareholders on December 7, 2011 at which meeting two proposals were submitted to Bankshares’ shareholders. The proposals are described in detail in Bankshares’ proxy statement for the 2011 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on November 2, 2011. At the meeting, shareholders elected two Class C directors and one Class B director, and approved the proposal to ratify the appointment of Yount, Hyde & Barbour, P.C. as Bankshares’ independent registered public accounting firm for 2011. Below are the final results for each proposal.

Proposal 1. Election of Directors

Name & Director Class	Votes For	Votes Withheld	Broker Non-Votes
Lawrence N. Grant Class C	2,086,895	429,753	1,512,013
Serina Moy Class C	2,087,482	429,166	1,512,013
Robert C. Kovarik, Jr. Class B	2,227,632	289,016	1,512,013

Proposal 2. Ratification of the Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain	Broker Non-Votes
4,008,408	9,612	10,641	-0-

No other matters were voted on at the 2011 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Bankshares Corporation
(Registrant)

By:	/s/ Jean S. Houpert
Jean S. Houpert Senior Vice President and Interim Chief Financial Officer

Date: December 8, 2011